UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2012

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

3480 West 12th Street Houston, Texas		77008
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On April 27, 2012, Mr. Joe Scharfenberger resigned as a director of Francesca’s Holdings Corporation (the “Company”), such resignation to be effective as of the adjournment of the Annual Meeting of Stockholders (as defined below).

Item 8.01 Other Events.

Annual Meeting of Stockholders

On March 20, 2012, the Board of Directors of the Company determined that the first Annual Meeting of the Company’s Stockholders (the “Annual Meeting of Stockholders”) will be held on July 10, 2012 at a time and location to be determined by the officers of the Company and specified in the proxy statement for the Annual Meeting of Stockholders.

Record Date

The Board has established the close of business on May 11, 2012 as the record date for the determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

Stockholder Proposals and Director Nominations

If a stockholder of the Company intends to nominate a person for election to the Company’s Board of Directors or propose other business for action at the Annual Meeting of Stockholders (including a proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934), the stockholder must deliver a notice of such nomination or proposal to the Company by no later than the close of business on May 10, 2012, which the Company believes is a reasonable time before it will print and send its proxy materials for the Annual Meeting of Stockholders. Any such stockholder nomination or proposal must comply with the requirements of Rule 14a-8 and the Company’s Bylaw provisions, as applicable. The notice should be addressed in writing to Francesca’s Holdings Corporation, 3480 West 12th Street, Houston, Texas, Attention: Kal Malik, Executive Vice President, General Counsel and Corporate Secretary. Any stockholder nomination or proposal received after May 10, 2012 will be considered untimely and will not be included in our proxy materials for the Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Dated: April 30, 2012	By:	/s/ Kal Malik
Kal Malik
Executive Vice President and General Counsel